EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Minerva Neurosciences, Inc. of our report dated March 26, 2014 relating to the financial statements of Mind-NRG S.A., which appears in Amendment No. 3 to the Registration Statement on Form S-1 of Minerva Neurosciences, Inc. (File No. 333-195169).

PricewaterhouseCoopers SA

/s/ Luc Schulthess	/s/ Leilani Hunt
Luc Schulthess	Leilani Hunt
Geneva, Switzerland, September 15, 2014